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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Prospectus Summary -- Summary Historical and Unaudited Pro Forma and Operating Data," "Selected Historical Financial Data" and "Experts" and to the use of our report dated April 30, 1998, in the Registration Statement (Form S-4) and related Prospectus of Romacorp, Inc. for the registration of $75,000,000 of 12% Senior Notes due 2006.


                                               Ernst & Young LLP


Kansas City, Missouri
August 26, 1998